EXHIBIT 99.1

AntriaBio Announces $7 Million Private Placement

LOUISVILLE, CO – January 5, 2015 – AntriaBio, Inc. (“Company”) (OTCQB: ANTB), a biopharmaceutical corporation focused on developing novel extended release therapies, announced today that it has successfully raised approximately $7 million in a private placement transaction. At $1.85 per unit, institutions and accredited investors were issued one share of common stock and one warrant exercisable for three years at $2.50 for one share of common stock. Notably, the Company was successful in raising over $18 million through equity financings in 2014.

AntriaBio will use the proceeds from its most recent financing for general corporate purposes including the production of cGMP material and initiation of Phase 1 clinical studies for AB101, a basal insulin with potential for once-weekly dosing for patients with type 1 and type 2 diabetes.

Nevan Elam, Chairman and Chief Executive Officer stated, “Our fundraising efforts in 2014 were instrumental in advancing our clinical program for AB101. The confidence that our investors have shown in us is a testament to our extended release platform and the potential of AB101 to transform the $10 billion basal insulin market.”

The securities sold in the financing have not been registered under the United States Securities Act of 1933, as amended ("Securities Act"), and may not be offered or sold in the US absent registration or an applicable exemption from registration requirements. As part of the financing, the Company has agreed to file a resale registration statement on Form S-1 with the United States Securities and Exchange Commission within 90 days of the closing of the financing for purposes of registering the resale of the shares of common stock issued or issuable in connection with the financing.

This press release is being issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company that develops novel extended release therapies by combining proprietary formulation and manufacturing capabilities with well-known molecules to significantly improve standards of care. For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
noopur@antriabio.com

Source: AntriaBio Inc.

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